EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-25041 on Form S-8 of Rowan Companies, Inc. Savings and Investment Plan (the “Plan”) filed with the U.S. Securities and Exchange Commission (“SEC”)  on April 11, 1997, as amended by post-effective amendment No. 1 filed with the SEC on May 4, 2012, of our report dated June 27, 2012, relating to the financial statements and supplemental schedule of the Plan, which report appears in the December 31, 2011 Annual Report on Form 11-K of the Plan.

/s/ McConnell & Jones LLP
Houston, Texas
June 27, 2012